Birmingham, Alabama
                                                             October 20, 2005

                                  ADDENDUM III

This Addendum III ("Addendum III") is an addendum to the Real Estate Note ("Note") executed by D. W. Grimsley, Jr., on behalf of Automotive Services Group, LLC ("ASG") (the "Undersigned") the manager of Automotive Services Group, LLC, on July 27, 2005, the Future Advance Mortgage Assignment of Rents and Leases and Security Agreement ("Security Agreement") executed by the Undersigned on July 27, 2005, Addendum I ("Addendum I") dated August 10, 2005 and Addendum II dated September 23, 2005 ("Addendum II"). The Note, Security Agreement and Addendum I and II are fully incorporated by reference in this Addendum III.

The Undersigned, for value received, promise to pay to the order of AULT GLAZER BODNAR ACQUISITION FUND, LLC, the sum of two hundred forty seven thousand four hundred sixty two dollars ($253,075.25) ("Advance") together with interest upon the unpaid portion thereof from the date at the rate of three percent (3%) above the "Prime Rate" as published in The Wall Street Journal. This advance was to fund construction costs. This note is secured by mortgage on real estate, executed to the payee herein.

This Addendum III fully incorporates by reference the Note, Security Agreement and Addendum I and II for an aggregate Advance to date in the amount of $910,838.00.

This Addendum II is given, executed and delivered under the seal of the Undersigned.

                              Automotive Services Group, LLC



                              /s/ D. W. Grimsley, Jr.
                              -------------------------------------------
                              By:      D. W. Grimsley, Jr.
                              Its:     Manager